UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

ACE Securities Corp. Home Equity Loan Trust, Series 2006-SD3
(Exact name of issuing entity as specified in its charter)

ACE Securities Corp.
(Exact name of depositor as specified in its charter)

DB Structured Products, Inc.
(Exact name of sponsor as specified in its charter)

Delaware	333-131727-18	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6525 Morrison Blvd., Suite 318 Charlotte, North Carolina		28211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 704-365-0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

Pursuant to the Pooling and Servicing Agreement, dated as of October 31, 2006 (the “Pooling and Servicing Agreement”), among ACE Securities Corp. as depositor (the “Depositor”), Ocwen Loan Servicing, LLC as a servicer, Wells Fargo Bank, National Association as master servicer and securities administrator and HSBC Bank USA, National Association as trustee (the “Trustee”) for the holders of the ACE Securities Home Equity Loan Trust, Series 2006-SD3 Asset Backed Pass-Through Certificates (the “Certificates”), the Trustee was directed to execute and deliver that certain Fixed Income Derivatives Confirmation and Agreement, dated as of November 30, 2006 (the “Cap Contract”), between the Trustee, not individually but solely as trustee on behalf of the trust with respect to the Certificates, and Bear Stearns Financial Products Inc. (the “Cap Provider”). The Cap Contract is attached hereto as Exhibit 99.1. The Cap Provider may be required to make certain payments for the benefit of the Certificates as described further in the Cap Contract.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
99.1	Fixed Income Derivatives Confirmation and Agreement, dated as of November 30, 2006, between HSBC Bank USA, National Association and Bear Stearns Financial Products Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 11, 2007

ACE SECURITIES CORP.

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Doris J. Hearn

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
99.1	Fixed Income Derivatives Confirmation and Agreement, dated as of November 30, 2006, between HSBC Bank USA, National Association and Bear Stearns Financial Products Inc.	6